Exhibit 24.1
POWER OF ATTORNEY
     We, the undersigned Directors and Officers of Commerce Bancshares, Inc. do hereby severally name, constitute and appoint J. Daniel Stinnett, Jeff Aberdeen or Bayard Clark, III with full power of substitution, our agent and attorney-in-fact, to do any and all things for each of us and in our respective behaves as Directors and/or as Officers of Commerce Bancshares, Inc. to enable Commerce Bancshares, Inc. to comply with the Securities Act of 1933 and to sign and execute a Registration Statement on Form S-3, and any amendments thereto, relating to the registration with the Securities and Exchange Commission of shares of common stock of Commerce Bancshares, Inc.
     Executed as of the 6th day of February, 2009.

/s/ John R. Capps	/s/ Terry O. Meek

John R. Capps	Terry O. Meek

/s/ Benjamin F. Rassieur, III

W. Thomas Grant, II	Benjamin F. Rassieur, III

/s/ James B. Hebenstreit

James B. Hebenstreit	Dan C. Simons

/s/ David W. Kemper	/s/ Andrew C. Taylor

David W. Kemper	Andrew C. Taylor

/s/ Jonathan M. Kemper	/s/ Kimberly G. Walker

Jonathan M. Kemper	Kimberly G. Walker

/s/ Thomas A. McDonnell	/s/ Robert H. West

Thomas A. McDonnell	Robert H. West